EXHIBIT 99(a)

                       CONSENT OF EUGENE APPLEBAUM

The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of CVS Corporation ("CVS") following consummation of the merger of Red Acquisition, Inc., a wholly-owned subsidiary of CVS, with and into Arbor Drugs, Inc.

Signature:    /s/ Eugene Applebaum
           ------------------------
                  Eugene Applebaum

Date: February 26, 1998